UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Dynavax Technologies Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11.

This Schedule 14A filing consists of the following press release distributed by Dynavax Technologies Corporation (the “Company”) to its stockholders in connection with the Company’s 2025 Annual Meeting of Stockholders. The press release was first used or made available on June 9, 2025.

Dynavax Urges Stockholders to Support Its Director Nominees at June 11 Annual Meeting

Dynavax’s Strategy is Delivering Significant Long-Term Stockholder Value

Dynavax’s Nominees Are Vastly Superior to Deep Track’s Candidates Across Every Critical Area

Follow Recommendations of Proxy Advisory Firms ISS and Egan-Jones and Vote “FOR” All Four of

Dynavax’s Director Nominees on the GOLD Proxy Card Today

EMERYVILLE, Calif., June 9, 2025 — Dynavax Technologies Corporation (Nasdaq: DVAX) (“Dynavax” or the “Company”), a commercial-stage biopharmaceutical company developing and commercializing innovative vaccines, today issued the following statement reiterating to stockholders its recommendation to vote “FOR” all four of Dynavax’s highly qualified directors standing for election – Brent MacGregor, Scott Myers, Lauren Silvernail and Elaine Sun – at the Company’s upcoming Annual Meeting of Stockholders on June 11, 2025 (the “2025 Annual Meeting”).

Since 2019, Dynavax has successfully executed a strategic repositioning of our business, and our refreshed Board is executing a plan that is delivering significant stockholder value. In direct contrast, Deep Track – which has no experience developing and executing corporate strategy, operations, or finance – is insistent on implementing its strip-mining plan for Dynavax, jeopardizing a strong platform with significant long-term growth opportunities for a near-term payoff of a considerably lower value. Simply put: there is no case for change, and changing course to Deep Track’s purported plan will destroy long-term value and is not in the best interests of all stockholders.

Re-electing all four of our nominees is essential to our ability to continue driving value for all stockholders. Without Brent MacGregor, Scott Myers, Lauren Silvernail and Elaine Sun, the Board would be deprived of essential strategic leadership, vaccine expertise, senior public biotechnology and M&A experience, as well as deep industry financial expertise – qualifications that none of Deep Track’s candidates can adequately match. Deep Track’s principal, Brett Erkman, is beholden to his own hedge fund investors – not our stockholders – and has demonstrated an inability to be open-minded. Donald Santel lacks vaccine industry experience and his public company executive experience ended ten years ago. In short, Deep Track’s nominees are far less qualified than all of our current directors.

Make no mistake – Deep Track is attempting to gain control of Dynavax to implement its flawed plan, which would be detrimental to the long-term value we are generating for our stockholders.

Independent proxy advisory firms Institutional Shareholder Services (“ISS”) and Egan-Jones agree and recommend that stockholders support all of Dynavax’s director nominees. ISS noted that Deep Track has failed to present a compelling case for change and called attention to Deep Track’s cherry picked and highly misleading materials throughout its campaign – “There are serious concerns with the dissident’s presentation of TSR…The dissident’s attempt to suggest otherwise through a blatantly distorted TSR analysis has only diminished its credibility.”1 Glass, Lewis & Co. (“Glass Lewis”) acknowledged the significant stockholder returns we have been generating, our differentiated capital allocation plan, and the meaningful refreshment and high caliber Board we have in place. Perhaps most importantly, Glass Lewis put a fine point on the legitimate concerns stockholders should have in electing Mr. Erkman to the Board – noting that “his fiduciary experience in a boardroom setting remains untested” and “may raise legitimate questions about Mr. Erkman’s ability to balance Deep Track’s position with the broader interests of all shareholders.”2

[1]	Source: ISS report dated May 23, 2025. Permission to use quotes neither sought nor obtained.
[2]	Source: Glass Lewis report dated June 3, 2025. Permission to use quotes neither sought nor obtained.

Here’s why we encourage you to vote for ALL four of Dynavax’s nominees:

•

The strategy Dynavax has in place, and is successfully executing against, is working. We positioned HEPLISAV-B® to be the market-leading hepatitis B vaccine, and are consistently delivering record financial results, including most recently a few weeks ago when we reported Q1 2025 results, and have delivered 203% total return to stockholders over the last five years[3]. We are far outperforming vaccine peers, which have returned 9%, and the S&P Biotechnology Select Industry Index, which has declined 17%. This is the result of consistent operational execution, skilled business development which generated over $950 million in revenue between 2020 and 2022, and a disciplined capital allocation plan that, as of May 5, 2025, included execution of over 85% of the $200 million share repurchase program authorized in November 2024.

•

The directors Dynavax needs at this time are already on the Board. The Board has been thoughtfully reshaped in recent years with new, independent directors – following the Annual Meeting, the Board will be comprised of nine directors, with six of eight independent directors having been appointed since 2020 – who bring highly specialized skillsets that are directly aligned to our long-term strategic plan. Our directors, including those up for re-election, are renowned experts in their fields within biotech and vaccines across operations, finance/capital markets, business development M&A, commercialization, R&D, public health and more. Replacing any Dynavax directors with Deep Track’s underqualified nominees would disrupt the momentum of our clearly successful long-term strategy and put stockholder value at risk.

With our 2025 Annual Meeting fast approaching on June 11, it is extremely important that you vote as soon as possible, no matter how many shares you own. We urge you to vote “FOR” all four of Dynavax’s director nominees – Brent MacGregor, Scott Myers, Lauren Silvernail and Elaine Sun – on the GOLD proxy card today.

Dynavax stockholders who need assistance in voting their shares may call the Company’s proxy solicitor, MacKenzie Partners, at 1-800-322-2885.

Advisors

Goldman Sachs & Co. LLC is serving as financial advisor to Dynavax and Cooley LLP is serving as legal counsel.

About Dynavax

Dynavax is a commercial-stage biopharmaceutical company developing and commercializing innovative vaccines to help protect the world against infectious diseases. The Company has two commercial products, HEPLISAV-B® vaccine (Hepatitis B Vaccine (Recombinant), Adjuvanted), which is approved in

[3]	As of April 17, 2025, the date Dynavax filed its definitive proxy.

the U.S., the European Union and the United Kingdom for the prevention of infection caused by all known subtypes of hepatitis B virus in adults 18 years of age and older, and CpG 1018® adjuvant, currently used in HEPLISAV-B and multiple adjuvanted COVID-19 vaccines. For more information about our marketed products and development pipeline, visit www.dynavax.com.

Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to a number of risks and uncertainties. All statements that are not historical facts are forward-looking statements. Forward-looking statements can generally be identified by the use of words such as “continue,” “expect,” “will,” “plan,” “would” and similar expressions, or the negatives thereof, or they may use future dates. Forward-looking statements made in this document include statements regarding expected contributions from our current directors, expectations regarding delivering value for our stockholders, market share and size of the market, our business strategy and long-term performance. Actual results may differ materially from those set forth in this communication due to the risks and uncertainties inherent in our business, including, the risk that circumstances surrounding or leading up to our 2025 Annual Meeting may change, risks relating to our ability to commercialize and supply HEPLISAV-B, the risks that market size or actual demand for our products may differ from our expectations, risks related to the timing of completion and results of current clinical studies, risks related to the development and pre-clinical and clinical testing of vaccines containing CpG 1018 adjuvant, and risks related to the implementation of our long-term growth objectives, as well as other risks detailed in the “Risk Factors” section of our Quarterly Report on Form 10-Q for the three months ended March 31, 2025 and any periodic filings made thereafter, as well as discussions of potential risks, uncertainties and other important factors in our other filings with the U.S. Securities and Exchange Commission. These forward-looking statements are made as of the date hereof, are qualified in their entirety by this cautionary statement and we undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available. Information on Dynavax’s website at www.dynavax.com is not incorporated by reference in our current periodic reports with the SEC.

Important Additional Information and Where to Find It

On April 17, 2025, the Company filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) and form of accompanying GOLD proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its 2025 Annual Meeting and its solicitation of proxies for the Company’s director nominees and for other matters to be voted on. The Company may also file other relevant documents with the SEC regarding its solicitation of proxies for the 2025 Annual Meeting. This communication is not a substitute for any proxy statement or other document that the Company has filed or may file with the SEC in connection with any solicitation by the Company. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, ACCOMPANYING GOLD PROXY CARD AND OTHER RELEVANT DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a copy of the Proxy Statement, accompanying GOLD proxy card, any amendments or supplements to the Proxy Statement and any other relevant documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://investors.dynavax.com/sec-filings.

Certain Information Regarding Participants

This communication is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the SEC. The Company, its directors, its director nominees and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies for the 2025 Annual Meeting. Information regarding the names of such persons and their respective direct or indirect interests in the Company, by securities holdings or otherwise, is available in the Proxy Statement, which was filed with the SEC on April 17, 2025, including in the sections captioned “Compensation Discussion and Analysis,” “Summary Compensation Table,” “Grants of Plan Based Awards,” “Outstanding Equity Awards at Fiscal Year End,” “Pay Ratio Disclosure,” “Director Compensation,” “Certain Transactions,” “Security Ownership of Certain Beneficial Owners and Management,” and “Supplemental Information Regarding Participants in the Solicitation.” To the extent that the Company’s directors and executive officers have acquired or disposed of securities holdings since the applicable “as of” date disclosed in the Proxy Statement, such transactions have been or will be reflected on Statements of Changes in Ownership of Securities on Form 4 or Initial Statements of Beneficial Ownership of Securities on Form 3 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

For Investors:

Paul Cox

pcox@dynavax.com

510-665-0499

Or

MacKenzie Partners, Inc.

Bob Marese / John Bryan

Toll-Free: 1-800-322-2885

DVAX@mackenziepartners.com

For Media:

Dan Moore / Tali Epstein

Dynavax-CS@collectedstrategies.com